Exhibit 23.6

CONSENT OF International Metallurgical & Environmental Inc.

The undersigned hereby consents to the inclusion in or incorporation by reference in the registration statement on Form S-8 (the “Registration Statement”) of Trilogy Metals Inc. being filed with the U.S. Securities and Exchange Commission, to any amendments or post-effective amendments to the Registration Statement and to any prospectuses or prospectus supplements thereto, of references to International Metallurgical & Environmental Inc.’s name and to the use of the technical reports titled (x) “Arctic Feasibility Study, Alaska, USA, NI 43-101 Technical Report” dated effective August 20, 2020 and released October 2, 2020 and (y) “NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA” dated effective June 5, 2018 and released July 20, 2018 (the “Technical Reports”), and the use of scientific and technical information, including any reserve and resource estimates, from the Technical Reports (collectively, the “Technical Information”), including extracts from or summaries of the Technical Information.

DATED: June 10, 2021
International Metallurgical & Environmental Inc.

Signed: Jeff Austin
Name: Jeff Austin Title: President